UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2020

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 16, 2020, Costco Wholesale Corporation (the “Company”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”), for the public offering of $1.25 billion aggregate principal amount of its 1.375% Senior Notes due June 20, 2027 (the “2027 Notes”), $1.75 billion aggregate principal amount of its 1.600% Senior Notes due April 20, 2030 (the “2030 Notes”) and $1 billion aggregate principal amount of its 1.750% Senior Notes due April 20, 2032 (the “2032 Notes” and, together with the 2027 and the 2030 Notes, the “Senior Notes”) under the Company’s Shelf Registration Statement on Form S-3 (File No. 333-237699).

The Senior Notes are to be issued under a First Supplemental Indenture dated as of March 20, 2002, between the Company and U.S. Bank National Association, as trustee, a supplement to a Senior Debt Securities Indenture dated as of October 26, 2001, between the Company and the trustee. The issuance and sale of the Senior Notes is expected to close on April 20, 2020.

A copy of the Underwriting Agreement and forms of the 2027 Notes, the 2030 Notes and the 2032 Notes are attached hereto as exhibits and incorporated by reference herein.

In addition, the Company is filing this Current Report on Form 8-K to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 1, 2019. The following risk factor disclosure should be read in conjunction with the risk factors described in the Annual Report on Form 10-K:

The COVID-19 coronavirus outbreak is adversely affecting many aspects of our business functions, financial condition and results of operations. The COVID-19 coronavirus outbreak has resulted in widespread and continuing impacts on the global economy and on our employees, members, suppliers, and other people and entities with which we do business. There is considerable uncertainty regarding the extent to which the coronavirus will continue to spread and the extent and duration of measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders, and business and government shutdowns. Many government subdivisions have imposed restrictions on the operation of our membership warehouses, including limiting the number of members who may enter at one time and preventing the sales of certain categories of merchandise. We are taking temporary precautionary measures intended to help minimize the risk of the virus to our employees, including temporarily requiring some employees to work remotely and suspending all non-essential travel for our employees, which could negatively affect our business. To reward our employees for exemplary service in difficult times we have temporarily increased compensation levels and otherwise incurred increased spending for wages and benefits, including overtime pay. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus are likely to result in a period of business disruption, reduced member traffic and reduced sales in certain merchandise categories, and increased operating expenses, which we currently estimate will exceed $250 million for the fiscal quarter ending May 10, 2020. The extent to which the coronavirus impacts our results and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the coronavirus and the actions to contain and treat its impacts, among others.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

Exhibit	Description

1.1

Underwriting Agreement, dated April 16, 2020, among the Company and Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein

4.1	Form of 1.375% Senior Notes due June 20, 2027

4.2	Form of 1.600% Senior Notes due April 20, 2030

4.3	Form of 1.750% Senior Notes due April 20, 2032

5.1	Opinion of Perkins Coie LLP, dated April 17, 2020, filed in connection with Registration Statement on Form S-3 (File No. 333-237699)

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on April 17, 2020.

COSTCO WHOLESALE CORPORATION

By:	/s/ John Sullivan
John Sullivan
Senior Vice President, General Counsel and Secretary

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